Exhibit 99.1

Blue Rhino Corporation

Unaudited condensed consolidated balance sheet of Blue Rhino Corporation and subsidiaries as of January 31, 2004 and the related condensed consolidated statements of operations and cash flows for the three and six month periods then ended and related footnotes as filed by Blue Rhino Corporation with the Securities and Exchange Commission on March 11, 2004.

BLUE RHINO CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS
As of January 31, 2004 and July 31, 2003
(In thousands)

	January 31,	July 31,
	2004	2003
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,351	$2,495
Accounts receivable, net	14,351	25,809
Inventories	26,561	20,372
Prepaid expenses and other current assets	7,096	7,055
Deferred income taxes	2,266	2,266

Total current assets	52,625	57,997
Tanks, net	45,461	50,917
Property, plant and equipment, net	40,038	37,765
Intangibles, net	63,121	62,862
Other assets	1,064	1,264

Total assets	$202,309	$210,805

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,689	$19,193
Current portion of long-term debt and capital lease obligations	6,590	6,433
Accrued liabilities	5,405	5,679

Total current liabilities	29,684	31,305
Long-term debt and capital lease obligations, less current maturities	33,357	42,800
Deferred income taxes	5,042	4,232

Total liabilities	68,083	78,337
Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 17,887,440 and 17,838,027 shares issued and outstanding at January 31, 2004 and July 31, 2003, respectively	18	18
Capital in excess of par	133,062	132,704
Retained earnings (deficit)	538	(1,068)
Accumulated other comprehensive income	608	814
Total stockholders’ equity	134,226	132,468

Total liabilities and stockholders’ equity	$202,309	$210,805

The accompanying notes are an integral part of these financial statements.

BLUE RHINO CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Six Months Ended January 31, 2004 and 2003
(In thousands, except per share data)

	Three months ended		Six months ended
	January 31,		January 31,
	2004	2003	2004	2003
	(Unaudited)		(Unaudited)
Net revenues	$59,242	$58,054	$108,512	$112,870
Operating costs and expenses:
Cost of sales	48,386	47,102	84,507	88,453
Selling, general, and administrative	7,535	6,399	14,846	14,792
Depreciation and amortization	2,517	2,267	5,132	4,425

Total operating costs and expenses	58,438	55,768	104,485	107,670

Income from operations	804	2,286	4,027	5,200
Interest and other expenses (income):
Interest expense	605	1,380	1,261	2,636
Loss on investee	—	—	—	455
Other, net	15	(25)	132	(96)

Income before income taxes	184	931	2,634	2,205
Income taxes	73	15	1,028	30

Net income	$111	$916	$1,606	$2,175
Preferred dividends	—	—	—	71

Income available to common stockholders	$111	$916	$1,606	$2,104
Earnings per common share:
Basic	$0.01	$0.06	$0.09	$0.14

Diluted	$0.01	$0.05	$0.08	$0.11

Shares used in per share calculations:
Basic	17,870	16,114	17,856	15,123

Diluted	19,999	19,587	19,922	18,676

The accompanying notes are an integral part of these financial statements.

BLUE RHINO CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended January 31, 2004 and 2003
(In thousands)

	Six Months Ended
	January 31,
	2004	2003
	(unaudited)
Cash flows from operating activities:
Net income	$1,606	$2,175
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	5,132	4,425
Loss on investee	—	455
Non-cash interest expense	226	624
Deferred income taxes	945	—
Other non-cash expenses	320	231
Changes in operating assets and liabilities, net of business acquisitions:
Accounts receivable	11,458	2,858
Inventories	(6,189)	(14,125)
Other current assets	573	(2,861)
Accounts payable and accrued liabilities	(1,683)	302

Net cash provided by (used in) operating activities	12,388	(5,916)

Cash flows from investing activities:
Business acquisitions	(482)	(5,867)
Purchases of property, plant, and equipment	(6,261)	(4,650)
Net advances to and investment in joint venture	—	(1,086)
Purchases of tanks, net	4,268	(370)
(Issuance of) collections on notes receivable and advances to distributors	4	(2,376)

Net cash used in investing activities	(2,471)	(14,349)

Cash flows from financing activities:
Proceeds from (payments on) revolving line of credit, net	(6,750)	6,207
Proceeds from issuance of equity, net of expenses	329	17,435
Payments on long-term debt and capital lease obligations	(3,640)	(1,646)
Debt issuance costs	—	(940)

Net cash provided by (used in) financing activities	(10,061)	21,056

Net increase (decrease) in cash and cash equivalents	(144)	791
Cash and cash equivalents at beginning of period	2,495	1,563

Cash and cash equivalents at end of period	$2,351	$2,354

The accompanying notes are an integral part of these financial statements.

BLUE RHINO CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
January 31, 2004 (Unaudited)
(In thousands, except share and per share data)

1. Basis of Presentation

     The consolidated financial statements of Blue Rhino Corporation (the “Company”) include the accounts of its wholly owned subsidiaries: Uniflame Corporation (“Uniflame”); QuickShip, Inc. (“QuickShip”); Rhino Services, L.L.C.; CPD Associates, Inc.; USA Leasing, L.L.C.; Blue Rhino Global Sourcing, LLC; Platinum Propane, L.L.C. (“Platinum”); Ark Holding Company LLC (“Ark”); and Blue Rhino Consumer Products, LLC. As a result of the Company’s acquisition of Platinum in November 2002, the Company increased its ownership interest in R4 Technical Center — North Carolina, LLC (“R4 Tech”) on a consolidated basis by 1% to 50%. The Company consolidated the results of R4 Tech beginning in the second quarter of fiscal 2003 as a result of its increased ownership and financial control (Note 3). All material intercompany transactions and balances have been eliminated in consolidation.

     The accompanying unaudited interim condensed consolidated financial statements of the Company have been prepared by the Company in accordance with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X, and, accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of items of a normal recurring nature) considered necessary for a fair presentation have been included. Operating results for the three- and six-month periods ended January 31, 2004 are not necessarily indicative of the results that may be expected for any other period.

     The balance sheet at July 31, 2003 has been derived from the audited financial statements of the Company as of July 31, 2003 but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

     These financial statements should be read in conjunction with the audited consolidated financial statements of the Company as of and for the year ended July 31, 2003.

2. Stock-Based Compensation

     The Company has three stock-based compensation plans (the “Plans”) for outside directors, officers and certain employees to receive stock options and other equity-based awards: the Blue Rhino Corporation Stock Incentive Plan (the “1994 Stock Incentive Plan”), the Blue Rhino Corporation 1998 Stock Incentive Plan (the “1998 Stock Incentive Plan”) and the Blue Rhino Corporation Stock Option Plan for Non-Employee Directors (the “Director Option Plan”). Under the 1998 Stock Incentive Plan and the Director Option Plan, the Company may issue only non-qualified stock options. Under the 1994 Stock Incentive Plan, the Company was authorized to issue incentive or non-qualified stock options, stock appreciation rights, restricted stock or deferred stock, at its discretion. The Company no longer makes grants under the 1994 Stock Incentive Plan. The Company accounts for the Plans in accordance with the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”). Under APB 25, no compensation expense is recognized for stock options issued with an exercise price equivalent to the fair value of the Company’s common stock on the date of grant.

     The Company also has a Distributor Stock Option Plan (the “Distributor Option Plan”) for distributors and their stockholders, partners, members, directors, general partners, managers, officers, employees and consultants. In general, stock options and other equity instruments granted or issued under the Distributor Stock Option Plan are accounted for in accordance with Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“SFAS 123”).

     Had compensation expense for the 1994 Stock Incentive Plan, the 1998 Stock Incentive Plan and the Director Option Plan been determined for options granted since August 1, 1995 in accordance with SFAS No. 123, the Company’s pro forma net income and earnings per share for the three and six months ended January 31, 2004 and 2003 would have been as follows:

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2004	2003	2004	2003
	(Unaudited)		(Unaudited)
Net income available for common stockholders:
As reported	$111	$916	$1,606	$2,104
Less:
Compensation expense determined using Black-Scholes option pricing model	1,209	800	2,339	1,315

Pro forma net income (loss)	$(1,098)	$116	$(733)	$789

Earnings per common share:
Basic:
As reported	$0.01	$0.06	$0.09	$0.14

Pro forma	$(0.06)	$0.01	$(0.04)	$0.05

Diluted:
As reported	$0.01	$0.05	$0.08	$0.11

Pro forma	$(0.06)	$0.01	$(0.04)	$0.04

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for all grants: expected lives ranging from five to six years; expected volatility ranging from 30% to 91%; expected dividends of zero and a risk-free interest rate ranging from 1.1% to 5.8%.

3. Investment in Joint Venture

     As a result of the acquisition of Platinum, the Company increased its ownership interest in R4 Tech on a consolidated basis by 1% to 50%. The Company consolidated the results of R4 Tech beginning in the second quarter of fiscal 2003 as a result of its increased ownership and financial control. R4 Tech was established in April 2000 to operate and manage an automated propane bottling and tank refurbishing plant. R4 Tech began operations in May 2000 and was accounted for under the equity method of accounting through the first quarter of fiscal 2003. During the first quarter of fiscal 2003, the Company recognized 100% of the loss of R4 Tech as a result of advances made without a corresponding advance from the other joint venture partners. The Company recognized a loss in the joint venture for the six months ended January 31, 2003 of $455.

4. Income taxes

     Income tax expense in fiscal 2004 primarily reflects the federal statutory tax rate and state taxes net of the federal benefit. Income tax expense in fiscal 2003 differed from the statutory federal and state tax rates primarily due to changes in the valuation reserve for deferred tax assets.

5. Earnings Per Share

     The following table sets forth a reconciliation of the numerators and denominators in computing earnings per common share in accordance with Statement of Financial Accounting Standards No. 128.

	Three months ended		Six months ended
	January 31,		January 31,
	2004	2003	2004	2003
	(Unaudited)		(Unaudited)
Net income	$111	$916	$1,606	$2,175
Less: Preferred stock dividends	—	—	—	71

Income applicable to common stockholders	$111	$916	$1,606	$2,104

Income applicable to common stockholders	$111	$916	$1,606	$2,104
Weighted average number of common shares outstanding (in thousands)	17,870	16,114	17,856	15,123

Basic earnings per common share	$0.01	$0.06	$0.09	$0.14

Income applicable to common stockholders	$111	$916	$1,606	$2,104
Weighted average number of common shares outstanding (in thousands)	17,870	16,114	17,856	15,123
Effect of potentially dilutive securities:
Common stock options	1,494	1,972	1,442	1,873
Common stock warrants	635	1,501	624	1,680

Weighted average number of common shares outstanding assuming dilution	19,999	19,587	19,922	18,676

Diluted earnings per common share	$0.01	$0.05	$0.08	$0.11

     Common stock options and common stock warrants listed below for the three and six months ended January 31, 2004 and 2003 were not included in the computation of diluted earnings per share because the exercise prices are greater than the average market price of the Company’s common stock during those periods such that the effect would be anti-dilutive.

	Three months ended		Six months ended
	January 31,		January 31,
	2004	2003	2004	2003
	(Unaudited)		(Unaudited)
Common stock options	1,920,847	953,250	2,532,322	979,750

Common stock warrants	—	330,000	—	—

6. Derivative Instruments

     The Company accounts for derivative instruments in accordance with Statement of Financial Accounting Standard No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement specifies that all derivatives, whether designated in hedging relationships or not, are required to be recorded on the balance sheet at fair value. If the derivative is designated as a cash flow hedge, the effective portions of changes in the fair value of the derivative are recorded in other comprehensive income (“OCI”) and are recognized in the income statement when the hedged item affects earnings. Ineffective portions of changes in the fair value of cash flow hedges are recognized in earnings.

     The Company uses derivative instruments, which are designated as cash flow hedges, to manage exposure to interest rate fluctuations and wholesale propane price volatility. The Company’s objective for holding derivatives is to minimize risks by using the most effective methods to eliminate or reduce the impacts of these exposures.

     The net derivative income (loss) recorded in OCI will be reclassified into earnings over the term of the underlying cash flow hedges. The amount that will be reclassified into earnings will vary depending upon the movement of the underlying interest rates and propane prices. As interest rates and propane prices decrease, the charge to earnings will increase. Conversely, as interest rates and propane prices increase, the charge to earnings will decrease.

     A summary of changes in OCI for the three and six months ended January 31, 2004 and 2003 is presented below:

	Three months ended		Six months ended
	January 31,		January 31,
	2004	2003	2004	2003
Beginning balance deferred in OCI	$195	$915	$814	$(26)
Net change associated with current period hedge transactions, net of tax	1,040	3,008	1,121	4,082
Net amount reclassified into earnings during the period, net of tax	(627)	(386)	(1,327)	(519)

Ending balance deferred in OCI	$608	$3,537	$608	$3,537

     Total comprehensive income for the three and six months ended January 31, 2004 was $524 and $1,400, respectively. Total comprehensive income for the three and six months ended January 31, 2003 was $3,538 and $5,738, respectively.

7. Commitments and Contingencies

Patent Lawsuit and Related Proceedings

     On August 8, 2003, American Biophysics Corporation (“ABC”) filed a patent infringement suit against the Company in the U.S. District Court for the District of Rhode Island. ABC alleges that the SkeeterVac® mosquito elimination product infringes certain patents of ABC. The complaint seeks treble damages and attorneys’ fees. Also on August 8, 2003, ABC filed a complaint against the Company with the United States International Trade Commission (“ITC”) pursuant to Section 337 of the Tariff Act of 1930, as amended (“Section 337”). That complaint requests that the ITC institute an investigation regarding alleged violations of Section 337 based upon the importation into the United States by the Company and/or the offer for sale and sale within the United States after importation of SkeeterVac® products that allegedly infringe certain ABC patents. ABC also requested that the ITC issue a permanent exclusion order pursuant to Section 337, which would exclude further entry into the United States of the allegedly infringing products, and a permanent cease and desist order under Section 337, which would prohibit the importation into the United States, the sale for importation, and/or sale within the United States after importation, of allegedly infringing products. The ITC has instituted an investigation and the parties are currently conducting discovery. On August 13, 2003, the Company’s subsidiary, Blue Rhino Consumer Products, LLC (“BRCP”), filed suit against ABC in the U.S. District Court for the Middle District of North Carolina seeking a declaration that BRCP’s SkeeterVac® product does not infringe ABC’s patents. On August 14, 2003, BRCP and another Company subsidiary, CPD Associates, Inc. (“CPD”), filed a lawsuit in the Superior Court of North Carolina, Forsyth County, against ABC asserting unfair and deceptive trade practices, unfair competition under North Carolina common law, tortious interference with business relations and prospective economic advantage, violations of Section 43(a) of the Lanham Act, and violation of the Anticybersquatting Consumer Protection Act. The complaint seeks, among other relief against ABC, a permanent injunction, treble damages, punitive damages, attorneys’ fees and other costs and expenses. This case has been removed to the U.S. District Court for the Middle District of North Carolina. A hearing before an Administrative Law Judge in the ITC proceeding is currently scheduled for the week of April 5, 2004. The Company continues to believe that it and its affiliates have meritorious defenses to ABC’s allegations and meritorious claims against ABC, and intends to vigorously pursue those defenses and claims in these actions.

Securities Class Actions and Shareholder Derivative Actions

     On May 19, 2003, George Schober filed a shareholder securities class action lawsuit in the United States District Court for the Central District of California, naming the Company, along with four of its officers and directors, as defendants. Six tag-along securities class actions arising out of the same alleged facts and circumstances as the original action were subsequently filed in the same court. The cases have been consolidated into a single action and Andy Lee, Charles Anderberg and Steven Lendeman have been designated as lead plaintiffs. Plaintiffs filed a consolidated complaint on December 3, 2003. The plaintiffs seek to represent a class of investors who purchased the Company’s publicly-traded securities between August 2002 and February 2003. The plaintiffs allege violations of Section 10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 10b-5 promulgated thereunder, and Section 20(a) of the Exchange Act. In particular, the plaintiffs have alleged that the Company and the individual defendants violated the federal securities laws by, among other things, improperly failing to consolidate distributors Ark and Platinum for financial reporting purposes prior to the date of their being acquired by the Company, making materially false and misleading statements and/or failing to disclose material facts related to the financial performance and prospects of the Company and distributors Ark and Platinum, and making materially false and misleading statements and/or failing to disclose material facts relating to the Company’s acquisition of Ark and Platinum. The complaint seeks unspecified damages, plus reasonable costs and expenses, including attorneys’ fees and experts’ fees. On May 22, 2003, Richard Marcoux filed a shareholder derivative action in the Superior Court of California, Los Angeles County, naming all directors and certain officers of the Company as individual defendants and the Company as a nominal defendant. On June 19, 2003, Randy Gish filed a substantially similar derivative action in the same court. Both the Marcoux and

Gish actions were removed to the U.S. District Court for the Central District of California. The Marcoux case was subsequently remanded to Los Angeles Superior Court, but has been stayed pending resolution of the federal actions. The derivative actions arise out of substantially similar facts and circumstances as the securities class actions, and allege violations of the California Corporations Code, breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets and unjust enrichment. The defendants have filed motions to dismiss both the securities class action lawsuit and the Gish derivative lawsuit, and hearings on those motions are currently scheduled for April 12 and April 26, 2004, respectively. The Company believes that all of the foregoing securities class actions and derivative actions are without merit and intends to vigorously defend itself against these actions.

Merger Class Action

     On February 12, 2004, Richard Marcoux filed a purported stockholder class action lawsuit in Forsyth County, North Carolina Superior Court against the Company’s Board of Directors. The complaint alleges that the directors breached their fiduciary duties to the Company’s stockholders in connection with the approval of the Agreement and Plan of Merger entered into with affiliates of Ferrellgas Partners, L.P. on February 8, 2004, and seeks to enjoin and/or void the Agreement and Plan of Merger, among other forms of relief. The Company believes that this action is without merit and intends to vigorously defend its directors.

Other Litigation

     The Company is also a party to other litigation which it considers routine and incidental to its business. Management does not expect the results of any of these other actions to have a material adverse effect on the Company’s business, results of operations or financial condition.

8. Subsequent Event

     On February 9, 2004, the Company announced that it had entered into an Agreement and Plan of Merger dated as of February 8, 2004 with FCI Trading Corp, Diesel Acquisition LLC and Ferrell Companies, Inc. pursuant to which all outstanding shares of Blue Rhino’s common stock will be acquired in an all-cash transaction. Terms of the merger agreement provide for the payment of $17 in cash for each share of the Company’s stock outstanding on the date of the closing of the transaction, with the total payments for the Company’s stock anticipated to be approximately $340 million. Subject to regulatory and Blue Rhino stockholder approval, this transaction is currently expected to close in May or June of 2004. The details of this transaction are discussed in Blue Rhino’s Form 8-K filed with the Securities and Exchange Commission on February 9, 2004 and its preliminary proxy statement filed with the Securities and Exchange Commission on March 2, 2004.

9. Segment Information

     The Company has two reportable segments: tank exchange and products and other. The tank exchange segment relates to tank exchange transactions and lease income from tanks and tank displays. The products and other segment includes the activities required to sell patio heaters, grills and other complementary propane products, fireplace accessories and garden products. In addition, financial information related to QuickShip, a retail shipping service company acquired in October 2000, is included within the products and other segment as it is not currently material on a stand-alone basis. For the three and six months ended January 31, 2004, QuickShip had a loss from operations of ($180) and ($408), respectively. For the three and six months ended January 31, 2003, QuickShip had a loss from operations of ($327) and ($778), respectively.

     The Company evaluates performance and allocates resources based on several factors, of which the primary financial measure is business segment operating income, defined as earnings before interest, taxes, depreciation and amortization before other non-operating expenses (“EBITDA”). Management of the Company believes that EBITDA is a useful measure of operating performance at a segment level as it is an important indicator of the ability of each segment to provide cash flows to service debt and fund working capital requirements and eliminates the uneven effect between our segments of noncash depreciation of tangible assets and amortization of certain intangible assets. In addition, management uses EBITDA performance objectives at a segment level as the basis for determining incentive compensation. EBITDA as presented may not be comparable to similarly titled measures used by other entities. EBITDA should not be considered in isolation from, or as a substitute for, net income or cash flows from operating activities prepared in accordance with generally accepted accounting principles as an indicator of operating performance or as a measure of liquidity.

     The Company’s reportable segments are strategic business units that offer different products and services. They are managed separately because each business requires different technology and operational strategies. The Company’s selected segment information as of and for the three and six months ended January 31, 2004 and 2003 is as follows:

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2004	2003	2004	2003
Net revenues:
Tank exchange	$30,175	$29,816	$68,971	$66,765
Products and other	29,067	28,238	39,541	46,105

	$59,242	$58,054	$108,512	$112,870

Segment EBITDA:
Tank exchange	$3,346	$3,464	$10,267	$9,015
Products and other	(25)	1,089	(1,108)	610

	$3,321	$4,553	$9,159	$9,625
Depreciation & amortization	2,517	2,267	5,132	4,425
Interest expense	605	1,380	1,261	2,636
Loss on investee	—	—	—	455
Other, net	15	(25)	132	(96)
Income taxes	73	15	1,028	30

Net income	$111	$916	$1,606	$2,175

	As of January 31,
	2004	2003
Total assets:
Tank exchange	$150,263	$142,207
Products and other	52,046	56,008

	$202,309	$198,215